Sanguine Corporation
                   101 East Green Street, #101
                    Pasadena, California 91105

November 10, 2000


Westbury Consultancy Services Ltd.
8, Rue des Morillons
75014 Paris, France

Attention:     Dr. Louis Leclerc

Re: Letter of Westbury Consultancy Services, Ltd. ("Westbury") dated November 7, 2000, respecting its agreement to reduce the term of the warrants outlined in that certain Warrant Agreement between Sanguine Corporation, a Nevada corporation ("Sanguine"), and Westbury

Dear Mr. Leclerc:

          Today, in reliance on your letter dated November 7, 2000, the Board of Directors unanimously resolved that in consideration of your reduction of the warrant term in the Warrant Agreement from its present five year period to one year from the effective date of Sanguine's Registration Statement registering the shares underlying the warrants granted pursuant to the Warrant Agreement, that the exercise price will be reduced from $0.30 to $0.25 per share.

          Please acknowledge your acceptance of this proposal, as an amendment to the Warrant Agreement.

          Thank you very much.

                              Yours very sincerely,

                              /s/Anthony G. Hargreaves
                              Vice President and Secretary

cc.       Roger Bendelac
                 Laidlaw Global Securities, Inc.
          Leonard W. Burningham, Esq.

ACCEPTED:

WESTBURY CONSULTANCY SERVICES, LTD.

By/s/Dr. Louis Leclerc